Exhibit 24

POWER OF ATTORNEY

I, Patrick G. Ryan (“Grantor”), hereby confirm, constitute and appoint Jennifer L. Kraft, Richard E. Barry and Raymond I. Skilling, severally and not jointly, each of whom signing singly as the true and lawful attorney-in-fact of Grantor to:

1.               execute for and on behalf of Grantor Forms 3, 4 and 5, including but not limited to any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, which may be necessary or desirable as a result of Grantor’s ownership of or transaction in securities of Aon Corporation; and

2.               do and perform any and all acts for and on behalf of Grantor which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission (the “SEC”) and any other entity or person.

Grantor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Grantor, are not assuming any of the Grantor’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which the Grantor shall cease to be subject to Section 16 of the Exchange Act and the rules promulgated thereunder or until such earlier date on which written notification executed by the Grantor is filed with the SEC expressly revoking this Power of Attorney.

Grantor hereby revokes all prior powers of attorney that are in effect and filed with the

SEC.

Grantor also hereby certifies as follows:

1.                                       Grantor has read and understands Aon’s new compliance procedures and hereby undertakes to comply fully with these new procedures, including the pre-clearance of my transactions in Aon stock, as well as the requirements regarding broker interface. Grantor understands that Raymond I. Skilling and Richard E. Barry are available to answer any questions Grantor may have regarding the new compliance procedures.

2.                                       Grantor will continue to comply with the new procedures for as long as Grantor is subject to the insider reporting requirements of Section 16 under the Securities Exchange Act.

3.                                       Grantor has signed the attached Broker Instruction/Registration Form. Grantor will immediately provide a copy of the signed form to his/her broker to sign and return to Aon.

IN WITNESS WHEREOF, Grantor has caused this Power of Attorney to be executed as of this 13th day of September, 2002.

Signature:	/s/ Patrick G. Ryan
Patrick G. Ryan
Date:	9/13/02